As filed with the Securities and Exchange Commission on November 24, 1999
                                                   Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

DELAWARE                   CANANDAIGUA BRANDS, INC.                 16-0716709
                         AND ITS SUBSIDIARY GUARANTORS
NEW YORK                  BATAVIA WINE CELLARS, INC.                16-1222994
NEW YORK                CANANDAIGUA WINE COMPANY, INC.              16-1462887
NEW YORK                  CANANDAIGUA EUROPE LIMITED                16-1195581
NEW YORK                     ROBERTS TRADING CORP.                  16-0865491
NEW YORK                      POLYPHENOLICS, INC.                   16-1546354
ENGLAND AND WALES             CANANDAIGUA LIMITED                   98-0198402
NETHERLANDS                     CANANDAIGUA B.V.                    98-0205132
CALIFORNIA                      SIMI WINERY, INC.                   94-2244918
NEW YORK                    SCV-EPI VINEYARDS, INC.                 16-1568478
DELAWARE                  FRANCISCAN VINEYARDS, INC.                94-2602962
CALIFORNIA                      ALLBERRY, INC.                      68-0324763
CALIFORNIA                  CLOUD PEAK CORPORATION                  68-0324762
CALIFORNIA                     M.J. LEWIS CORP.                     94-3065450
CALIFORNIA                  MT. VEEDER CORPORATION                  94-2862667
DELAWARE                      BARTON INCORPORATED                   36-3500366
DELAWARE                      BARTON BRANDS, LTD.                   36-3185921
MARYLAND                      BARTON BEERS, LTD.                    36-2855879
CONNECTICUT            BARTON BRANDS OF CALIFORNIA, INC.            06-1048198
GEORGIA                 BARTON BRANDS OF GEORGIA, INC.              58-1215938
NEW YORK                BARTON DISTILLERS IMPORT CORP.              13-1794441
DELAWARE                 BARTON FINANCIAL CORPORATION               51-0311795
ILLINOIS                      BARTON CANADA, LTD.                   36-4283446
WISCONSIN                 STEVENS POINT BEVERAGE CO.                39-0638900
ILLINOIS                    MONARCH IMPORT COMPANY                  36-3539106
GEORGIA                      THE VIKING DISTILLERY, INC.            58-2183528
-------                      ---------------------------            ----------
(State or other       (Exact name of registrant as specified          (I.R.S.
jurisdiction of                   in its charter)                    Employer
incorporation or                                                  Identification
organization)                                                           No.)
                           300 WILLOWBROOK OFFICE PARK
                            FAIRPORT, NEW YORK 14450
                                 (716) 218-2169
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                               ROBERT SANDS, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            CANANDAIGUA BRANDS, INC.
                           300 WILLOWBROOK OFFICE PARK
                            FAIRPORT, NEW YORK 14450
                                 (716) 218-2169
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------
                                    COPY TO:
                             BERNARD S. KRAMER, ESQ.
                             MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                          CHICAGO, ILLINOIS 60606-5096
                           ---------------------------


                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                   TO THE PUBLIC: From time to time after this
                    Registration Statement becomes effective.
                           ---------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                            -------------------------

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement relates to $300,000,000 of securities previously registered pursuant to Form S-3 (Registration No. 333-67037), as to which this Registration Statement constitutes a Post-Effective Amendment. This Registration Statement is being filed for the purpose of adding certain subsidiaries of Canandaigua Brands, Inc. as additional registrants hereunder. The filing fee for the foregoing securities has been previously paid.

                            -------------------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                            -------------------------

================================================================================

                  SUBJECT TO COMPLETION, DATED NOVEMBER 24, 1999

PROSPECTUS

                                  $300,000,000

                            CANANDAIGUA BRANDS, INC.

            DEBT SECURITIES, PREFERRED STOCK AND CLASS A COMMON STOCK

                            -------------------------



         We may sell from time to time for proceeds of up to $300,000,000:

                  o    our debt securities;

                  o shares of our Preferred Stock, which may be represented by depositary shares;

                  o    shares of our Class A Common Stock; or

                  o    any combination of the foregoing.

         The debt securities may be guaranteed by our subsidiaries identified in this prospectus.

         We will provide specific terms of the securities which we may offer in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

         Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "CDB".


         SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING ANY SECURITIES.


                  --------------------------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------



                The date of this prospectus is __________, 1999.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS



         SECTION                                                   PAGE

         About this Prospectus.....................................   i
         Where You Can Find More Information.......................  ii
         Special Note Regarding Forward-Looking
             Statements............................................  ii
         Canandaigua Brands, Inc...................................   1
         The Guarantors............................................   1
         Risk Factors..............................................   1
         Use of Proceeds...........................................   4
         Dividend Policy...........................................   4
         Ratio of Earnings to Fixed Charges........................   4
         Description of Debt Securities............................   5
         Description of Preferred Stock............................   9
         Description of Depositary Shares..........................  10
         Description of Class A Common Stock.......................  13
         Plan of Distribution......................................  14
         Legal Opinions............................................  16
         Experts...................................................  16


                              --------------------




                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information", below.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at "http://www.sec.gov", and at our own web site at "http://www.cbrands.com".

         As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on SEC's web site.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

         o Annual Report on Form 10-K for the fiscal year ended February 28, 1999;

         o Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 1999 and August 31, 1999; and

         o Current Reports on Form 8-K filed on March 3, 1999, April 13, 1999, April 15, 1999, April 23, 1999, April 26, 1999, June 9,
              1999, June 21, 1999, June 23, 1999, August 4, 1999, September 27,
              1999 and October 13, 1999, and on Form 8-K/A filed on June 25, 1999 and November 23, 1999.

         You may request a copy of these filings, at no cost, by writing or telephoning us at: Canandaigua Brands, Inc., Attention: David S. Sorce, Secretary, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number (716) 218-2169.

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the matters discussed in this prospectus or in the information incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                            CANANDAIGUA BRANDS, INC.

         We are a leading producer and marketer of branded beverage alcohol products in the United States and the United Kingdom. We market and sell over 175 national and regional branded products to more than 1,000 wholesale distributors in the United States. We also distribute our own branded products and those of other companies to more than 16,000 customers in the United Kingdom. In the United States, we are the second largest importer of beer, the second largest supplier of wine and the fourth largest supplier of distilled spirits. We are a leading British producer of cider, wine and bottled water and a leading beverage alcohol wholesaler in the United Kingdom. We operate more than 20 production facilities throughout the world and purchase products for resale from other producers.

         The Company is a Delaware corporation incorporated on December 4, 1972 as the successor to a business founded in 1945. Our executive offices are located at 300 WillowBrook Office Park, Fairport, New York 14450, and our telephone number is (716) 218-2169.



                                 THE GUARANTORS

         The guarantors are our following subsidiaries: Allberry, Inc., Barton Beers, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Brands, Ltd., Barton Canada, Ltd., Barton Distillers Import Corp., Barton Financial Corporation, Barton Incorporated, Batavia Wine Cellars, Inc., Canandaigua B.V., Canandaigua Europe Limited, Canandaigua Limited, Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder Corporation, Polyphenolics, Inc., Roberts Trading Corp., SCV-EPI Vineyards, Inc., Simi Winery, Inc., Stevens Point Beverage Co., and The Viking Distillery, Inc. We directly or indirectly own all of the stock of the guarantors.

         If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations.



                                  RISK FACTORS

         BEFORE YOU BUY ANY SECURITIES OFFERED BY THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE BEFORE YOU DECIDE TO ACQUIRE ANY SECURITIES.

OUR INDEBTEDNESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL HEALTH

         We have incurred substantial indebtedness to finance our acquisitions and we may incur substantial additional indebtedness in the future to finance further acquisitions. Our ability to satisfy our financial obligations under our indebtedness outstanding from time to time will depend upon our future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond our control. Therefore, there can be no assurance that our cash flow from operations will be sufficient to meet all of our debt service requirements and to fund our capital expenditure requirements.

         Our current and future debt service obligations and covenants could have important consequences to you if you purchase the securities offered by this prospectus. Such obligations and covenants include the following:

         o Our ability to obtain financing for future working capital needs or acquisitions or other purposes may be limited;

         o A significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available for operations;

         o We are subject to restrictive covenants that could limit our ability to conduct our business; and

         o We may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in our ability to withstand competitive pressures.

         The restrictive covenants included in our bank facility and our indentures under which debt securities are issued include, among others, those restricting additional liens, additional borrowing, the sale of assets, the payment of dividends, transactions with affiliates, the making of investments and certain other fundamental changes. The bank credit facility also contains restrictions on acquisitions and certain financial ratio tests including a debt coverage ratio, a senior debt coverage ratio, a fixed charge ratio and an interest coverage ratio. These restrictions could limit our ability to conduct business. A failure to comply with the obligations contained in the bank credit facility and our indentures could result in an event of default under such agreements, which could require us to immediately repay the related debt and also debt under other agreements that may contain cross-acceleration or cross-default provisions.

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL

         We have recently made a number of acquisitions and anticipate that we may, from time to time, acquire additional businesses, assets or securities of companies which we believe would provide a strategic fit with our business. Any other acquired business will need to be integrated with our existing operations. There can be no assurance that we will effectively assimilate the business or product offerings of acquired companies into our business or product offerings. Any acquisitions also will be accompanied by risks such as potential exposure to unknown liabilities of acquired companies, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to our business, the diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers of the acquired business, the incurrence of amortization expenses if any acquisition is accounted for as a purchase. Our failure to adequately manage the risks associated with any acquisitions could have a material adverse effect on our financial condition or results of operations.

THE TERMINATION OR NON-RENEWAL OF IMPORTED BEER DISTRIBUTION AGREEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

         All of our imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products which are subject to renewal from time to time. Our exclusive agreement to distribute Corona and its other Mexican beer brands in 25 primarily Western states expires in December 2006 and, subject to compliance with certain performance criteria, continued retention of personnel and other terms of the agreement, will be automatically renewed for additional terms of five years. Changes in control of our company or our subsidiaries involved in importing the Mexican beer brands, or changes in the chief executive officer of such subsidiaries, may be a basis for the supplier, unless it consents to such changes, to terminate the agreement. The supplier's consent to such changes may not be unreasonably withheld. Prior to their expiration, these agreements may be terminated if we fail to meet certain performance criteria. We believe that we are currently in compliance with all of our material imported beer distribution agreements. From time to time we have failed, and may in the future fail, to satisfy certain performance criteria in our distribution agreements. It is possible that our beer distribution agreements may not be renewed or may be terminated prior to expiration.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A GENERAL DECLINE IN THE CONSUMPTION OF PRODUCTS WE SELL

         In the United States the overall per capita consumption of beverage alcohol products by adults (ages 21 and over) has declined substantially over the past twenty years. These declines have been caused by a variety of factors including:

         o increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

         o a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products;

         o    the increased activity of anti-alcohol consumer groups;

         o an increase in the minimum drinking age from 18 to 21 in various states; and

         o    increased federal and state excise taxes.

INCREASE IN EXCISE TAXES AND GOVERNMENT RESTRICTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

         In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal Bureau of Alcohol, Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its excise trade under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

WE RELY ON THE PERFORMANCE OF WHOLESALE DISTRIBUTORS FOR THE SUCCESS OF OUR BUSINESS

         In the United States, we sell our products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

WE GENERALLY DO NOT HAVE LONG-TERM SUPPLY CONTRACTS AND WE ARE SUBJECT TO SUBSTANTIAL PRICE FLUCTUATIONS FOR GRAPES AND GRAPE-RELATED MATERIALS; WE HAVE A LIMITED GROUP OF SUPPLIERS OF GLASS BOTTLES

         Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, and alcohol from third-party suppliers, tequila from Mexico and packaging materials. We could experience raw material supply, production or shipment difficulties which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. In the recent past we have experienced dramatic increases in the cost of grapes. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

COMPETITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

         We are in a highly competitive industry and the dollar amount, and unit volume, of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

WE ARE CONTROLLED BY THE SANDS FAMILY

         Our outstanding capital stock consists of Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share and are entitled, as a class, to elect one-fourth of the members of the Board of Directors. Holders of Class B Common Stock are entitled to 10 votes per share and are entitled, as a class, to elect the remaining directors. As of August 31, 1999, the Sands family beneficially owned approximately 13% of the outstanding shares of Class A Common Stock (exclusive of shares of Class A Common Stock issuable pursuant to the conversion feature of the Class B Common Stock owned by the Sands family) and approximately 90% of the outstanding shares of Class B Common Stock. On all matters other than the election of directors, the Sands family has the ability to vote approximately 65% of the votes entitled to be cast by holders of our outstanding capital stock, voting as a single class. Consequently, we are essentially controlled by the Sands family and they would generally have sufficient voting power to determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval.

                                 USE OF PROCEEDS

         Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes. Pending such application of the proceeds, we will invest the proceeds in certificates of deposit, United States government securities or certain other interest bearing securities.



                                 DIVIDEND POLICY

         Our policy is to retain all of our earnings to finance the development and expansion of our business. In addition, the indentures for our outstanding senior notes, our outstanding senior subordinated notes and our existing bank credit facility restrict the payment of dividends. Any supplemental indentures for the debt securities offered by this prospectus may also restrict or prohibit the payment of dividends.



                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our historical ratio of earnings to fixed charges:

                                   For the Six          For the Fiscal         For the Six Month
                                  Months Ended           Years Ended           Transition Period         For the Fiscal Years
                                   August 31,            February 28,          Ended February 29,          Ended August 31,
                                 --------------        ----------------        ------------------         ------------------
                                 1999      1998        1999  1998  1997              1996                  1995        1994
                                 ----      ----        ----  ----  ----              ----                  ----        ----

Ratio of earnings to fixed
charges(1)(2)..............      2.0x      3.8x        3.2x  3.2x  3.1x              1.7x                  3.3x        1.4x


-----------------------
(1) For the purpose of calculating the ratio of earnings to fixed charges,
"earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense which management believes is representative of the interest component of lease expense.

(2) The ratio of earnings to combined fixed charges and preferred stock dividend requirements is the same as the ratio of earnings to fixed charges.


                         DESCRIPTION OF DEBT SECURITIES

         We may offer debt securities under this prospectus, any of which may be issued as convertible and/or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provision apply to particular debt securities, will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the Indenture (as defined below) are summaries only and therefore are not complete. You should read the Indenture and the prospectus supplement regarding any particular issuance of debt securities.

         The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement. If so provided in a prospectus supplement, the debt securities will have the benefit of the guarantees from the guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

         Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries' creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

         The debt securities will be issued under an Indenture (the "Indenture") that we have entered into with the guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, or as described above under "Where You Can Find More Information." The Indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended.

         Except to the extent set forth in a prospectus supplement, the Indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

         The following summary of certain provisions of the debt securities and the Indenture is not complete. You should read carefully the provisions of particular debt securities we may issue, the Indenture and the Guarantees, if any, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act. All capitalized terms used but not defined below have the meanings set forth in the Indenture.

GENERAL

         The Indenture does not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. Our Board of Directors will establish the terms of each series of debt securities and such terms will be set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in such prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

         Unless otherwise provided in the prospectus supplement, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion and/or exchange at the office of the applicable Trustee. At our option, the payment of interest may also be made by check mailed to the address of the person entitled to such payment as it appears in the debt security register.

         The applicable prospectus supplement will describe the following terms of any debt securities (the "Offered Debt Securities") in respect of which this prospectus is being delivered (to the extent applicable to the Offered Debt Securities):

         o the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible and/or exchangeable) and aggregate principal amount of the Offered Debt Securities;

         o the percentage of the principal amount at which such Offered Debt Securities will be issued;

         o the date or dates (and whether fixed or extendable) on which the principal of the Offered Debt Securities is payable or the method of determination thereof;

         o the rate or rates (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, the method of calculating such rates, the date or dates from which such interest will accrue or the manner of determining such dates, the interest payment dates on which such interest shall be payable and the record dates for the determination of the holders of debt securities to whom interest will be payable;

         o the place where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable;

         o any provisions relating to the issuance of the Offered Debt Securities at an original issue discount;

         o the terms and conditions upon which the Offered Debt Securities may be redeemed (including the form or method of payment if other than in cash, which may include securities of other issuers);

         o the obligation, if any, that we may have to redeem, purchase or repay the Offered Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the holder of any debt securities and the terms and conditions of such redemption, purchase or repayment (including the form or method of payment if other than in cash, which may include securities of other issuers), and any provisions for the remarketing of such debt securities;

         o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable;

         o if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the maturity thereof or in bankruptcy;

         o any Events of Default in lieu of or in addition to those described in this prospectus and remedies relating to such Events of Default;

         o whether the Offered Debt Securities are convertible or exchangeable and, if so, the securities or rights into which they are convertible or exchangeable and the terms and conditions upon which such conversion or exchange will be effected;

         o any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Offered Debt Securities;

         o the currency or currencies, including composite currencies, in which the Offered Debt Securities will be denominated if other than the currency of the United States of America;

         o if other than the coin or currency in which the Offered Debt Securities are denominated, the coin or currency in which payment of the principal of, premium, if any, or interest on the Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States is to be determined for any purpose, including for determining the principal amount outstanding);

         o if the principal of, premium, if any, or interest on the Offered Debt Securities will be payable, at our election or the election of a holder thereof, in a coin or currency other than that in which the Offered Debt Securities are denominated and terms and conditions upon which, such election may be made;

         o if the amount of payments of principal of, premium, if any, and interest on the Offered Debt Securities may be determined with reference to the value, rate or price of one or more specified commodities, currencies or indices, the manner in which such amounts shall be determined;

         o whether and under what circumstances we will pay additional amounts on the Offered Debt Securities held by a person who is not a United States of America person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

         o if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the Offered Debt Securities in definitive form (whether upon original issue or upon exchange of a temporary Debt Security), the form and terms of such certificates, documents or conditions;

         o any other affirmative or negative covenants with respect to the Offered Debt Securities;

         o    whether the Offered Debt Securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for Offered Debt Securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

         o    whether the debt securities are defeasible;

         o whether and the extent that the Offered Debt Securities shall be guaranteed by the guarantors and the form of any such Guarantee; and

         o    any other specific terms of the Offered Debt Securities.

         Unless otherwise indicated in the prospectus supplement relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at its principal executive offices. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

         Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

         Debt securities may be issued under the Indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under Treasury Regulations it is possible that the debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. "Original Issue Discount Security" means any debt security that does not provide for the payment of interest prior to maturity or which is issued at a price lower than its principal amount and which provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

GLOBAL SECURITIES

         The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

         Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the Offered Debt Securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

GUARANTEES

         In order to enable us to obtain more favorable interest rates and terms, payment of principal of, premium, if any, and interest on the Offered Debt Securities, such Offered Debt Securities may (if so specified in the prospectus supplement) be guaranteed, jointly and severally by all of the guarantors pursuant to guarantees. Guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the debt securities into shares of our other securities. Each guarantee will be an unsecured obligation of each guarantor issuing such guarantee. The ranking of a guarantee and the terms of the subordination, if any, will be set forth in the prospectus supplement.

         The Indenture provides that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the guarantor under such guarantee will be reduced to the maximum amount (after giving effect to all other contingent and other liabilities of such guarantor) permissible under the applicable fraudulent conveyance or similar law.

MODIFICATION OF THE INDENTURE

         We and the Trustee may modify the Indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

DEFEASANCE; SATISFACTION AND DISCHARGE

         The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the Indenture discharged and under which the Indenture obligations will be deemed satisfied.

DEFAULTS AND NOTICE

         The debt securities will contain Events of Default to be specified in the applicable prospectus supplement, including, without limitation:

         o failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

         o failure to make a payment of any interest on any debt security of such series when due;

         o our, or any guarantor's, failure to perform or observe any other covenants or agreements in the Indenture or in the debt securities of such series;

         o certain events of bankruptcy, insolvency or reorganization of us or any guarantor;

         o any guarantee in respect of such series of debt securities shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms; and

         o    certain cross defaults.

         If an Event of Default with respect to debt securities of any series shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series and/or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the Trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

         The Indenture contains a provision entitling the Trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the Indenture at the request of such holders. The Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to the debt securities of such series. However, the Trustee may decline to follow any such direction if, among other reasons, the Trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

         The right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions including, that the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the Trustee to exercise its power under the Indenture, indemnify the Trustee and afford the Trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion or exchange of debt securities if the Indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

CONCERNING THE TRUSTEES

         The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the Trustee for such debt securities.

REPORTS TO HOLDERS OF DEBT  SECURITIES

         We intend to furnish to holders of debt securities all quarterly and annual reports which we furnish to holders of our Common Stock.



                         DESCRIPTION OF PREFERRED STOCK

         Our Board of Directors is authorized to issue in one or more series, without stockholder approval, up to a maximum of 1,000,000 shares of Preferred Stock. The shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the Board of Directors shall from time to time fix by resolution. Thus, without stockholder approval, our Board of Directors could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement relating to a series of Preferred Stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of the Preferred Stock. We currently have no shares of Preferred Stock outstanding. Prior to the issuance of any series of Preferred Stock, we must obtain consent of the administrative agent of our bank credit facility.

         The applicable prospectus supplement will describe the following terms of any Preferred Stock in respect of which this prospectus is being delivered (to the extent applicable to such Preferred Stock):

         o the specific designation, number of shares, seniority and purchase price;

         o    any liquidation preference per share;

         o    any date of maturity;

         o    any redemption, repayment or sinking fund provisions;

         o any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

         o    any voting rights;

         o if other than the currency of the United States of America, the currency or currencies (including composite currencies) in which such Preferred Stock is denominated and/or in which payments will or may be payable;

         o the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

         o whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

         o the place or places where dividends and other payments on the Preferred Stock will be payable; and

         o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

         As described under "Description of Depositary Shares" below we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a depositary.

         All shares of Preferred Stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.



                        DESCRIPTION OF DEPOSITARY SHARES

         The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement and the form of deposit agreement and form of depositary receipts relating to each series of the Preferred Stock.

GENERAL

         We may, at our option, elect to have shares of Preferred Stock be represented by depositary shares. The shares of any series of the Preferred Stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. Such bank will be considered the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of Preferred Stock underlying such depositary share, to all the rights and preferences of the Preferred Stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable prospectus supplement.

         Unless otherwise specified in the prospectus supplement, a holder of depositary shares is not entitled to receive the shares of Preferred Stock underlying the depositary shares.

         If required by law or applicable securities exchange rules, engraved depositary receipts will be prepared. Pending their preparation, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of depositary shares representing such Preferred Stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by such holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

         The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of Preferred Stock shall be made available to holders of depositary shares.

CONVERSION AND EXCHANGE

         If any Preferred Stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

REDEMPTION OF DEPOSITARY SHARES

         If a series of Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of Preferred Stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the depositary shares. Whenever we redeem Preferred Stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of Preferred Stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

         After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

VOTING

         Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of Preferred Stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of such depositary shares on the record date (which will be the same date for the Preferred Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of Preferred Stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

AMENDMENT OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and any exchange or redemption of the Preferred Stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

MISCELLANEOUS

         We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of Preferred Stock.

         Neither we nor the depositary will be liable if we or it is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or Preferred Stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

         The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver Preferred Stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing Preferred Stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.



                       DESCRIPTION OF CLASS A COMMON STOCK

         If we offer shares of Class A Common Stock, the prospectus supplement will set forth the number of shares offered, the public offering price, information regarding our dividend history and Class A Common Stock prices as reflected on the New York Stock Exchange, including a recent reported last sale price of the Class A Common Stock.

         Our authorized common stock consists of 140,000,000 shares, of which 120,000,000 shares are Class A Common Stock, par value $.01 per share, and 20,000,000 shares are Class B Common Stock, par value $.01 per share. At August 31, 1999, we had 14,879,274 shares of Class A Common Stock outstanding and held of record by 972 stockholders, and 3,170,799 shares of Class B Common Stock outstanding and held of record by 285 stockholders. In addition, at August 31, 1999, options to purchase an aggregate of 2,825,370 shares of Class A Common Stock were outstanding.

         All shares of Class A Common Stock and Class B Common Stock currently outstanding are, and the shares of Class A Common Stock offered hereby will be, validly issued and fully paid and non-assessable, not subject to redemption (except as described below) and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

         The following descriptions of our Class A Common Stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws are summaries and are not complete. You should carefully review the provisions of our Certificate of Incorporation and By-Laws and appropriate provisions of the Delaware General Corporation Law.

GENERAL

         The rights of holders of Class A Common Stock and Class B Common Stock are identical except for voting, dividends and conversion rights.

VOTING

         Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Holders of Class A Common Stock, voting as a class, are entitled to elect at least one-fourth of the members of our Board of Directors to be elected at a meeting of stockholders, and holders of Class B Common Stock, voting as a class, are entitled to elect the remaining directors. If the number of outstanding shares of Class B Common Stock is less than 12 1/2% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock will become entitled to elect at least one-fourth of the directors voting as a class and to elect the remaining directors voting together as a single class with holders of Class B Common Stock, provided that the holders of Class A Common Stock shall have one vote per share and the holders of Class B Common Stock shall have 10 votes per share.

         On all other matters submitted to a vote of the stockholders, the holders of Class A Common Stock and Class B Common Stock vote together as a single class, except where a separate class vote is required under Delaware law.

DIVIDENDS

         If we pay a cash dividend on Class B Common Stock, each share of Class A Common Stock will receive an amount at least 10% greater than the amount of the cash dividend per share paid on Class B Common Stock. In addition, our Board of Directors may declare and pay a dividend on Class A Common Stock without paying any dividend on Class B Common Stock. The indentures for our outstanding senior subordinated notes and our existing bank credit facility restrict the payment of dividends. In addition, any supplemental indentures for the debt securities may restrict or prohibit the payment of dividends.

CONVERSION

         Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at the option of the holder at any time. The shares of Class A Common Stock are not convertible into or exchangeable for shares of Class B Common Stock or any of our other securities.

OTHER PROVISIONS

         Holders of Class A Common Stock and Class B Common Stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of Preferred Stock, if any. Holders of Class A Common Stock and Class B Common Stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, and there are no redemption provisions or sinking fund provisions applicable to any such classes, nor is the Class A Common Stock and Class B Common Stock subject to calls or assessments.

CERTAIN STATUTORY PROVISIONS

         We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such person became an interested stockholder, unless

         o prior to the time of the business combination, the transaction is approved by the board of directors of the corporation;

         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

         o at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of the corporation's stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a "business combination" includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.



                              PLAN OF DISTRIBUTION

         We may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell securities directly to institutional investors or other purchasers or through agents. Any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, will be set forth in the prospectus supplement.

         We may effect distribution of securities from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Unless otherwise indicated in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

         We or our agents may solicit offers to purchase securities from time to time. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the related prospectus supplement.

         Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

         Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

         The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the Class A Common Stock, which is listed on the New York Stock Exchange). No assurance can be given as to the liquidity of the trading market for any such securities.

         If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (i.e., if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.



                                 LEGAL OPINIONS

         McDermott, Will & Emery, Chicago, Illinois, will pass upon the legality of the securities offered by this prospectus.



                                     EXPERTS

         The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The statement of assets and liabilities related to the product lines sold to Canandaigua Brands, Inc. as of April 9, 1999 and the related statement of identified income and expenses for the year ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT, INCORPORATED BY REFERENCE OR PROVIDED IN A PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                              --------------------




                                  $300,000,000





                            CANANDAIGUA BRANDS, INC.



                                   SECURITIES

                              --------------------

                                   PROSPECTUS

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                               __________ __, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

              SEC registration fee*............................. $ 83,400
              Printing expenses.................................  175,000
              Fees and expenses of counsel......................  100,000
              Fees and expenses of accountants..................  100,000
              Trustees fees and expenses........................   10,000
              Rating agency fees................................   75,000
              Blue sky fees and expenses........................   20,000
              Miscellaneous.....................................   36,600
                                                                  -------
                   Total........................................ $600,000
                                                                 ========

              * Previously paid

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

         The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

         The Company maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT


1             Forms of Underwriting Agreement (to be filed under subsequent Form
              8-K)
4.1           Form of Indenture (Filed as Exhibit 1.1 to the Registrant's
              Current Report on Form 8-K dated February 25, 1999 and
              incorporated herein by reference)
4.2           Supplemental Indenture No. 3 dated August 6, 1999 by and among the
              Registrants and Harris Trust and Savings Bank (Filed as Exhibit
              4.20 to the Registrant's Quarterly Report on Form 10-Q for the
              quarterly period ended August 31, 1999 and incorporated herein by reference)
5             Opinion of McDermott, Will & Emery
12            Computation of Ratio of Earnings to Fixed Charges
23.1          Consent of Arthur Andersen LLP
23.2          Consent of KPMG LLP
23.3          Consent of McDermott, Will & Emery (included as part of Exhibit 5)
24            Powers of Attorney (included on the signature pages of the
              Registration Statement and this Post-Effective Amendment)
25            Statement of Eligibility of Trustee on Form T-1



ITEM 17.  UNDERTAKINGS.

         1. (a) The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (a)(i) and (a)(ii) do not apply to the extent that the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (b) The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         4. The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Canandaigua Brands, Inc.



                                  By:  /s/ Richard E. Sands
                                     ------------------------------------------
                                           Richard E. Sands
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Brands, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                     TITLE                                         DATE
                ---------                                     -----                                         ----

          /s Richard E. Sands
-----------------------------------------   President, Chief Executive Officer and a                   November 24, 1999
             Richard E. Sands               Director (Principal Executive Officer)

         /s/ Robert S. Sands
-----------------------------------------   Executive Vice President, General Counsel                  November 24, 1999
             Robert S. Sands                and a Director

         /s/ Thomas S. Summer
-----------------------------------------   Senior Vice President and Chief Financial                  November 24, 1999
             Thomas S. Summer               Officer (Principal Financial Officer and
                                            Principal Accounting Officer)

       /s/ Thomas C. McDermott
-----------------------------------------   Director                                                   November 24, 1999
           Thomas C. McDermott



       /s/ James A. Locke, III
-----------------------------------------   Director                                                   November 24, 1999
           James A. Locke, III

          /s/ Paul L. Smith
-----------------------------------------   Director                                                   November 24, 1999
              Paul L. Smith

          /s/ George Bresler
-----------------------------------------   Director                                                   November 24, 1999
              George Bresler

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Batavia Wine Cellars, Inc.


                                  By:  /s/ Ned Cooper
                                     ------------------------------------------
                                           Ned Cooper, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Batavia Wine Cellars, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----
             /s/ Ned Cooper
-----------------------------------------     President (Principal Executive Officer)                     November 24, 1999
                 Ned Cooper

          /s/ Thomas S. Summer
-----------------------------------------     Treasurer (Principal Financial Officer and                  November 24, 1999
              Thomas S. Summer                Principal Accounting Officer)

          /s/ Richard E. Sands
-----------------------------------------     Vice President and a Director                               November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-----------------------------------------     Secretary and a Director                                    November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  Barton Incorporated


                                  By:  /s/ Alexander L. Berk
                                     ------------------------------------------
                                           Alexander L. Berk
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Incorporated) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                                          DATE
                ---------                                         -----                                          ----

        /s/ Alexander L. Berk
-----------------------------------------   President, Chief Executive Officer and a                       November 24, 1999
            Alexander L. Berk               Director (Principal Executive Officer)

        /s/ Raymond E. Powers
-----------------------------------------   Executive Vice President, Treasurer, Assistant                 November 24 , 1999
            Raymond E. Powers               Secretary and a Director (Principal Financial
                                            Officer and Principal Accounting Officer)
         /s/ Edward L. Golden
-----------------------------------------   Vice President and a Director                                  November 24 , 1999
             Edward L. Golden

         /s/ Richard E. Sands
-----------------------------------------   Vice President and a Director                                  November 24, 1999
             Richard E. Sands

         /s/ Robert S. Sands
-----------------------------------------   Vice President and a Director                                  November 24, 1999
             Robert S. Sands

        /s/ William F. Hackett
-----------------------------------------   Director                                                       November 24, 1999
            William F. Hackett

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                   Barton Brands, Ltd.


                                  By:  /s/ Edward L. Golden
                                     ------------------------------------------
                                           Edward L. Golden, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Edward L. Golden
-----------------------------------------     President and a Director (Principal                        November 24, 1999
              Edward L. Golden                Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                       November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

         /s/ Alexander L. Berk
-----------------------------------------     Executive Vice President and a Director                    November 24, 1999
             Alexander L. Berk

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  Barton Beers, Ltd.


                                  By:  /s/ Richard E. Sands
                                     ------------------------------------------
                                           Richard E. Sands,
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Beers, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Richard E. Sands
-----------------------------------------     Chief Executive Officer and a Director                      November 24, 1999
              Richard E. Sands                (Principal Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

         /s/ Alexander L. Berk
-----------------------------------------     Executive Vice President and a Director                     November 24, 1999
             Alexander L. Berk

         /s/ William F. Hackett
-----------------------------------------     President and a Director                                    November 24, 1999
             William F. Hackett

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                   Barton Brands of California, Inc.



                                  By:  /s/ Alexander L. Berk
                                     ------------------------------------------
                                           Alexander L. Berk, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands of California Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

         /s/ Alexander L. Berk
-----------------------------------------     President and a Director  (Principal                       November 24, 1999
             Alexander L. Berk                Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                       November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Edward L. Golden
-----------------------------------------     Vice President and a Director                              November 24, 1999
              Edward L. Golden

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                   Barton Brands of Georgia, Inc.



                                  By:  /s/ Alexander L. Berk
                                     ------------------------------------------
                                           Alexander L. Berk, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands of Georgia, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

         /s/ Alexander L. Berk
-----------------------------------------     President and a Director (Principal                         November 24, 1999
             Alexander L. Berk                Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Edward L. Golden
-----------------------------------------     Vice President and a Director                               November 24, 1999
              Edward L. Golden

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                   Barton Distillers Import Corp.



                                  By:  /s/ Alexander L. Berk
                                     ------------------------------------------
                                           Alexander L. Berk, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Distillers Import Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

         /s/ Alexander L. Berk
-----------------------------------------     President and a Director (Principal                         November 24, 1999
             Alexander L. Berk                Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Edward L. Golden
-----------------------------------------     Director                                                    November 24, 1999
              Edward L. Golden

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  Barton Financial Corporation



                                  By:  /s/ Raymond E. Powers
                                     ------------------------------------------
                                           Raymond E. Powers, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Financial Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

         /s/ Raymond E. Powers
-----------------------------------------     President, Secretary and a Director                         November 24, 1999
             Raymond E. Powers                (Principal Executive Officer)

         /s/ Charles T. Schlau
-----------------------------------------     Treasurer and a Director                                    November 24, 1999
             Charles T. Schlau                (Principal Financial Officer and Principal
                                              Accounting Officer)

      /s/ Charles B. Campbell, Jr.
-----------------------------------------     Vice President and a Director                               November 24, 1999
          Charles B. Campbell, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  Stevens Point Beverage Co.



                                   By:  /s/ James P. Ryan
                                      ------------------------------------------
                                            James P. Ryan
                                            President and Chief Executive
                                            Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Stevens Point Beverage Co.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

           /s/ James P. Ryan
-----------------------------------------     President, Chief Executive Officer and a                    November 24, 1999
               James P. Ryan                  Director (Principal Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

         /s/ Alexander L. Berk
-----------------------------------------     Executive Vice President and a Director                     November 24, 1999
             Alexander L. Berk

         /s/ William F. Hackett
-----------------------------------------     Director                                                    November 24, 1999
             William F. Hackett

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  Monarch Import Company



                                   By:  /s/ James P. Ryan
                                     ------------------------------------------
                                            James P. Ryan, Chief Executive
                                            Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Monarch Import Company) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

           /s/ James P. Ryan
-----------------------------------------     Chief Executive Officer (Principal                          November 24, 1999
               James P. Ryan                  Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

         /s/ Alexander L. Berk
-----------------------------------------     President and a Director                                    November 24, 1999
             Alexander L. Berk

         /s/ William F. Hackett
-----------------------------------------     Vice President and a Director                               November 24, 1999
             William F. Hackett

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Canandaigua Wine Company, Inc.



                                   By:  /s/ Jon Moramarco
                                     ------------------------------------------
                                            Jon Moramarco
                                            President and Chief Executive
                                            Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Wine Company, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Jon Moramarco
-----------------------------------------     President and Chief Executive Officer                      November 24, 1999
              Jon Moramarco                   (Principal Executive Officer)

          /s/ Thomas S. Summer
-----------------------------------------     Treasurer (Principal Financial Officer and                 November 24, 1999
              Thomas S. Summer                Principal Accounting Officer)

         /s/ Robert S. Sands
-----------------------------------------     Vice President and a Director                              November 24, 1999
             Robert S. Sands

         /s/ Richard E. Sands
-----------------------------------------     Vice President and a Director                              November 24, 1999
             Richard E. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  The Viking Distillery, Inc.



                                   By:  /s/ Alexander L. Berk
                                     ------------------------------------------
                                            Alexander L. Berk, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Viking Distillery, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

         /s/ Alexander L. Berk
-----------------------------------------     President and a Director (Principal                         November 24, 1999
             Alexander L. Berk                Executive Officer)

         /s/ Raymond E. Powers
-----------------------------------------     Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Edward L. Golden
-----------------------------------------     Vice President and a Director                               November 24, 1999
              Edward L. Golden

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Canandaigua Europe Limited



                                   By:  /s/ Douglas Kahle
                                      ------------------------------------------
                                            Douglas Kahle, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Europe Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

           /s/ Douglas Kahle
-----------------------------------------     President (Principal Executive Officer)                    November 24, 1999
               Douglas Kahle

          /s/ Thomas S. Summer
-----------------------------------------     Treasurer (Principal Financial Officer and                 November 24, 1999
              Thomas S. Summer                Principal Accounting Officer)

          /s/ Richard E. Sands
-----------------------------------------     Vice President and Director                                November 24, 1999
              Richard E. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Roberts Trading Corp.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Roberts Trading Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Thomas S. Summer
------------------------------------------    President and Treasurer (Principal
              Thomas S. Summer                Executive Officer, Principal Financial                      November 24, 1999
                                              Officer and Principal Accounting Officer)

          /s/ Richard E. Sands
-----------------------------------------     Vice President and a Director                               November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-----------------------------------------     Vice President, Secretary and a Director                    November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Canandaigua Limited



                                   By:  /s/ Robert S. Sands
                                     ------------------------------------------
                                            Robert S. Sands, Chief Executive
                                            Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Robert S. Sands
---------------------------------------       Chief Executive Officer and a Director
              Robert S. Sands                 (Principal Executive Officer and                            November 24, 1999
                                              Authorized Representative in the United
                                              States)

          /s/ Thomas S. Summer
---------------------------------------       Finance Director (Principal Financial                       November 24, 1999
              Thomas S. Summer                Officer and Principal Accounting Officer)

          /s/ Richard E. Sands
---------------------------------------       Director                                                    November 24, 1999
              Richard E. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Polyphenolics, Inc.



                                   By:  /s/ Richard Keeley
                                     ------------------------------------------
                                            Richard Keeley, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Polyphenolics, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                          DATE
                 ---------                                       -----                                          ----

           /s/ Richard Keeley
-----------------------------------------     President and Director (Principal                           November 24, 1999
               Richard Keeley                 Executive Officer)

          /s/ Thomas S. Summer
-----------------------------------------     Vice President and Treasurer (Principal                     November 24, 1999
              Thomas S. Summer                Financial Officer and Principal Accounting
                                              Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 1999.

                                  Barton Canada, Ltd.



                                   By:  /s/ Alexander L. Berk
                                      ------------------------------------------
                                            Alexander L. Berk, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Canada, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                          DATE
                 ---------                                       -----                                          ----

         /s/ Alexander L. Berk
-------------------------------------------   President and a Director (Principal
             Alexander L. Berk                Executive Officer)                                          November 24, 1999

         /s/ Raymond E. Powers
-------------------------------------------   Executive Vice President, Treasurer,                        November 24, 1999
             Raymond E. Powers                Assistant Secretary and a Director
                                              (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Edward L. Golden
-------------------------------------------   Vice President and a Director                               November 24, 1999
              Edward L. Golden

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on November 24, 1999.

                                  Simi Winery, Inc.



                                   By:  /s/ Thomas S. Summer
                                     ------------------------------------------
                                            Thomas S. Summer, President and
                                            Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Simi Winery, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Thomas S. Summer
-------------------------------------------   President, Treasurer and a Director                        November 24, 1999
              Thomas S. Summer                (Principal Executive Officer, Principal
                                              Financial Officer and Principal Accounting
                                              Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 1999.

                                  SCV-EPI Vineyards, Inc.



                                   By:  /s/ Jean-Michel Vallete
                                     ------------------------------------------
                                            Jean-Michel Valette
                                            President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of SCV-EPI Vineyards, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

          /s/ Jean-Michel Valette
--------------------------------------------  President and Chief Executive Officer                      November 24, 1999
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ William Skowronski
-------------------------------------------   Vice President and Chief Financial Officer                 November 24, 1999
             William Skowronski               (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 1999.

                                  Franciscan Vineyards, Inc.



                                   By:  /s/ Jean-Michel Valette
                                     ------------------------------------------
                                            Jean-Michel Valette
                                            President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Franciscan Vineyards, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

        /s/ Jean-Michel Valette
-------------------------------------------   President and Chief Executive Officer                      November 24, 1999
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ William Skowronski
-------------------------------------------   Vice President and Chief Financial Officer                 November 24, 1999
             William Skowronski               (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 1999.

                                  Allberry, Inc.



                                   By:  /s/ Jean-Michel Valette
                                     ------------------------------------------
                                            Jean-Michel Valette
                                            President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Allberry, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

        /s/ Jean-Michel Valette
-------------------------------------------   President and Chief Executive Officer                      November 24, 1999
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ William Skowronski
-------------------------------------------   Vice President and Chief Financial Officer                 November 24, 1999
             William Skowronski               (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 1999.

                                  Cloud Peak Corporation



                                   By:  /s/ Jean-Michel Valette
                                      ------------------------------------------
                                            Jean-Michel Valette
                                             President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Cloud Peak Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

        /s/ Jean-Michel Valette
-------------------------------------------   President and Chief Executive Officer                      November 24, 1999
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ William Skowronski
-------------------------------------------   Vice President and Chief Financial Officer                 November 24, 1999
             William Skowronski               (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 1999.

                                   M.J. Lewis Corp.



                                   By:  /s/ Jean-Michel Valette
                                     ------------------------------------------
                                            Jean-Michel Valette
                                            President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of M.J. Lewis Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

        /s/ Jean-Michel Valette
-------------------------------------------   President and Chief Executive Officer                      November 24, 1999
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ William Skowronski
-------------------------------------------   Vice President and Chief Financial Officer                 November 24, 1999
             William Skowronski               (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 1999.

                                   Mt. Veeder Corporation



                                   By:  /s/ Jean-Michel Valette
                                     ------------------------------------------
                                            Jean-Michel Valette
                                            President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Mt. Veeder Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                         DATE
                 ---------                                       -----                                         ----

        /s/ Jean-Michel Valette
-------------------------------------------   President and Chief Executive Officer                      November 24, 1999
            Jean-Michel Valette               (Principal Executive Officer)

         /s/ William Skowronski
-------------------------------------------   Vice President and Chief Financial Officer                 November 24, 1999
             William Skowronski               (Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ Richard E. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Richard E. Sands

          /s/ Robert S. Sands
-------------------------------------------   Vice President and a Director                              November 24, 1999
              Robert S. Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands on November 24, 1999.

                                   Canandaigua B.V.




                                   By:  /s/ G.A.L.R. Diepenhorst
                                     ------------------------------------------
                                            G.A.L.R. Diepenhorst, Managing
                                            Director

                                   By:  /s/ E.F. Switters
                                     ------------------------------------------
                                            E.F. Switters, Managing Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua B.V.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                        DATE
                 ---------                                       -----                                        ----

        /s/ G.A.L.R. Diepenhorst
-------------------------------------------   Managing Director (Principal Executive                    November 24, 1999
            G.A.L.R. Diepenhorst              Officer)

          /s/ E.F. Switters
-------------------------------------------   Managing Director (Principal Financial                    November 24, 1999
              E.F. Switters                   Officer and Principal Accounting Officer)

          /s/ Thomas S. Summer
-------------------------------------------   Authorized Representative in the United                   November 24, 1999
              Thomas S. Summer                States